UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 11, 2023, Avalo Therapeutics, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with AUG Therapeutics, LLC (“AUG”) to sell the Company’s rights, title and interest in, assets relating to AVTX-801 (D-galactose), AVTX-802 (D-mannose) and AVTX-803 (L-fucose) (collectively, the “800 Series”). AUG will pay an upfront payment of $150,000, as well as, for each compound, make a contingent milestone payment of $15,000,000 (for a potential aggregate of $45 million) if the first FDA approval is for an indication other than a Rare Pediatric Disease (as defined in the Purchase Agreement), or up to 20% of certain payments, if any, granted to AUG upon any sale of any priority review voucher granted to AUG by the FDA, net of any selling costs. Additionally, AUG will assume up to $150,000 of certain liabilities incurred prior to the date of the Purchase Agreement and assume all costs relating to the 800 Series from the date of the Purchase Agreement. The transaction is expected to close in the fourth quarter of 2023, subject to customary closing conditions, including obtaining certain third-party consents.

The Purchase Agreement includes customary representations, warranties and covenants of the Company and AUG, including provisions that require the Company to indemnify AUG for losses resulting from any breach by the Company of its representations, warranties or covenants in the Purchase Agreement. Avalo and AUG also entered into a Transition Services Agreement, pursuant to which Avalo will provide assistance on a short-term basis in connection with the transfer of the 800 Series.

The Purchase Agreement contains certain customary termination rights for the Company and AUG, including a right by either party to terminate the Purchase Agreement if the Closing is not consummated within 60 days after the date of the Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties might change after the date of the Purchase Agreement, which subsequent information might or might not be fully reflected in public disclosures.

Item 7.01.     Regulation FD Disclosure.

On September 12, 2023, the Company issued a press release announcing entering into the Purchase Agreement described above in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

2.1*#	Purchase Agreement, dated September 11, 2023, by and between AUG Therapeutics, LLC and Avalo Therapeutics, Inc.

99.1	Press Release, dated September 12, 2023.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

*Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits or schedules upon request by the U.S. Securities and Exchange Commission.

#Certain confidential portions to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the unredacted exhibit to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: September 12, 2023	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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